ASX ANNOUNCEMENT
10 August 2009

HeartWare International, Inc.
 Announces Up to US$55 Million Financing

(FRAMINGHAM, MA/SYDNEY, AUSTRALIA ), August 10, 2009 - HeartWare International, Inc. (NASDAQ: HTWR) (ASX: HIN) today announced today that it has entered into definitive agreements with a select group of institutional investors in the United States to sell approximately 2.5 million shares of its common stock in a private placement (the “U.S. Offering”).  The investors have agreed to purchase the shares at a purchase price of US$22.00 per share resulting in gross proceeds of approximately US$55 million to HeartWare, before deducting the placement agent’s fees and estimated offering expenses.

The issuance of approximately 1.39 million of the total number of shares that investors have committed to purchase in the offering is subject to approval of HeartWare’s stockholders in accordance with Australian Securities Exchange (“ASX”) Listing Rules and Nasdaq Stock Market Rules and, as a result, approximately US$25.5 million of the proceeds from the U.S. Offering will be held in escrow and will be released if and when stockholder approval is obtained.

HeartWare has granted the investors in the private placement registration rights with respect to the shares and expects to file a registration statement with the SEC within thirty days of the closing of the offering.

HeartWare is also considering offering to certain Australian investors (the “Australian Offering”) the opportunity to participate at the same price as referred to above.  HeartWare may raise up to an additional US$5 million in the Australian Offering, which together with the U.S. Offering will provide aggregate proceeds of approximately US$60 million (before deducting the placement agent’s fees and estimated offering expenses).

The securities described herein have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and unless so registered may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This announcement does not constitute an offer to sell or a solicitation of an offer to buy any of our securities in any jurisdiction.

About HeartWare International

HeartWare International develops and manufactures miniaturized implantable heart pumps, or Left Ventricular Assist Devices (LVADs), to treat patients suffering from advanced heart failure. The HeartWare(R) Ventricular Assist System features the HVAD(TM) pump, the only full-output pump designed to be implanted next to the heart, avoiding the abdominal surgery generally required to implant competing devices. HeartWare has completed an international clinical trial for the device involving five investigational centres in Europe and Australia. The device is currently the subject of a 150-patient clinical trial in the United States for a Bridge-to-Transplant indication.

    For further information:

    US Investor Relations
Howard Leibman	Matt Clawson
Director Corporate Development	Partner
HeartWare International, Inc.	Allen & Caron Inc
Email. howard.leibman@heartware.com.au	Email. matt@allencaron.com
Tel. +61 2 9238 2064	Tel. +1 949 474 4300

Forward-Looking Statements

This announcement contains forward-looking statements that are based on management's beliefs, assumptions and expectations and on information currently available to management. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements, including without limitation our expectations with respect to the progress of clinical trials. Management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on forward-looking statements because they speak only as of the date when made. We do not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. We may not actually achieve the plans, projections or expectations disclosed in forward-looking statements, and actual results, developments or events could differ materially from those disclosed in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including without limitation those described in "Item 1A. Risk Factors" in our Annual Report on Form 10-K filed with the SEC, and those described in other reports filed from time to time with the SEC.